UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 13, 2005

HEALTHCARE BUSINESS SERVICES GROUPS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50014	88-0478644
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1126 West Foothill Blvd, Suite 105, Upland, CA 91786

(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code (909) 608-2035

WINFIELD FINANCIAL GROUP, INC.

(Former name or former address,

if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

The Registrant held an annual meeting on January 13, 2005, at which Chandana Basu, voting solely her 25,150,000 shares of the Registrant’s common stock, approved or ratified the following:

o

The election of Narinder Grewal, MD, Bharati Shah, MD and Chandana Basu as Directors;

o

A Certificate of Amendment to the Articles of Incorporation to change the registrant’s name to Healthcare Business Services Groups, Inc., which amendment became effective on January 13, 2005;

o

The adoption of the Amended 2004 Non-Qualified Stock Option Plan covering 2,500,000 shares of the Registrant’s Common Stock;

o

An amendment to the Registrant’s Articles of Incorporation to increase the authorized shares to 50,000,000 shares of common stock, to reauthorize the par value of $.001 per share of common stock, and to reauthorize 5,000,000 shares of preferred stock with a par value of $.001 per share of preferred stock that became effective April 22, 2004;

o

The repeal of the Registrant’s Bylaws and the adoption of Amended Bylaws that became effective on November 12, 2004;

o

The removal of Dr. Thomas Guthrie as a Director that became effective on November 12, 2004; and

o

The appointment of Kabani & Company, Inc., Certified Public Accountants, as the corporation’s independent auditors for fiscal year 2004.

Of the 30,274,650 shares of the Company’s common stock outstanding as of the record date on December 3, 2004, Ms. Basu voted 25,150,000 shares (or 83.1%) in favor of the foregoing.

As a result of the name change, the Company’s trading symbol changed from “WFLD” to “HBSV”.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.	Description

3.1*	Certificate of Amendment to Articles of Incorporation

*  Filed herein.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Business Services Groups, Inc.

By: /s/ Chandana Basu

       Chandana Basu

       Chief Executive Office

Dated:  January 13, 2005